Exhibit 99.1

Investor Contact	Media Contact	Media Contact
James Jacobson	Kenneth Julian	Jennifer Beugelmans
717.612.5628	717.730.3683	212-355-4449
jjacobson@harsco.com	kjulian@harsco.com	jBeugelmans@joelefrank.com

FOR IMMEDIATE RELEASE

Harsco to Sell Infrastructure Business into Joint Venture with Clayton, Dubilier & Rice;

Joint Venture to Combine Infrastructure with Brand Energy

To Form New $3 Billion Company

Harsco to Receive $300 Million in Cash

And 29 Percent Equity Stake in Combined Enterprise

Harsco to Host Conference Call at 10:30 a.m. Eastern Time Today

to Discuss Transaction

CAMP HILL, PA (September 16, 2013) . . . Diversified global industrial company Harsco Corporation (NYSE: HSC) today announced an agreement to sell Harsco’s Infrastructure division into a joint venture with Clayton, Dubilier & Rice (“CD&R”) under a transaction that will combine the Infrastructure division with Brand Energy & Infrastructure Services, Inc. (“Brand”), which CD&R is simultaneously acquiring from First Reserve. The combined company, which will continue under the name Brand Energy & Infrastructure Services, will be a leading, single-source provider of specialized industrial services to the worldwide energy and infrastructure sectors. Upon closing of the transaction, Harsco will receive cash proceeds of approximately $300 million and a 29 percent equity stake in the combined company, which has an enterprise value of approximately $2.5 billion.

“This transaction is the first major step in the strategic transformation of Harsco,” said Patrick Decker, Harsco President and Chief Executive Officer. “It follows a period of extensive consideration and offers a number of compelling benefits to our shareholders. First, it immediately strengthens the financial profile of the Company while providing the financial flexibility to pursue higher return, higher growth opportunities. Second, it reduces the complexity of our business, consistent with our objectives for internal simplification and greater operating efficiency. Third, by maintaining an equity position in a stronger and more profitable combined business, Harsco stands to benefit from the additional value that will be created by the new venture.”

Transaction Benefits to Harsco

•	Strengthens Harsco’s financial profile. Immediately upon the close of the transaction, Harsco will receive approximately $300 million in cash, which will significantly strengthen the Company’s balance sheet and enable the Company to reallocate capital to higher-return opportunities. On a pro forma basis, Harsco expects the transaction to improve margins, be immediately accretive to earnings in the first year after close and improve the Company’s return on capital.

•	Positions Harsco to pursue opportunities with attractive return and growth profiles. Harsco believes there are a number of organic growth and bolt-on acquisition opportunities to create differential value and generate improved returns and growth.

•	Reduces the complexity of the Harsco portfolio. This transaction is aligned with Harsco’s stated objectives to generate more attractive returns and improve the underlying performance of its businesses, particularly its Metals & Minerals segment. Under its ongoing Simplification initiative, Harsco is streamlining its operational structure and processes to improve internal execution and efficiency. Going forward, Harsco expects to reduce its overhead cost profile commensurate with its reduced complexity and simplified structure.

•	Creates the opportunity for additional value creation. Harsco will benefit from its equity position in a stronger and larger business with a more diversified portfolio of services and offerings.

The New Brand Energy & Infrastructure Services

Pro forma 2013 annual revenues for the combined company are estimated at nearly $3 billion and EBITDA margin is expected to be in the low double digits. Approximately two-thirds of the combined company’s revenues are expected to be generated from the energy sector, with a significant level of recurring revenue driven by required maintenance work.

Paul T. Wood, current Chairman and Chief Executive Officer of Brand, will continue to serve in this role in the combined company. The Board of Directors will include representatives from CD&R, Brand and Harsco. CD&R Partner John Krenicki, former vice chairman of General Electric Company and former head of its energy business, will serve as Lead Director. The new company will be headquartered in suburban Atlanta, Georgia, the current headquarters of Brand.

“We are excited to help build a global leader in both specialized industrial services and infrastructure services,” said Nathan K. Sleeper, a CD&R Partner. “We believe that the combined company has a well-positioned global platform, very favorable growth prospects and a deep set of capabilities to serve customers across its diverse end markets.”

Mr. Wood added, “The integration with Harsco Infrastructure directly aligns with our company’s strategy to expand our specialty service offering. The combination of these two groups of strong local operating companies and management teams creates a true global leader in both specialized industrial services and forming & shoring. The resulting global footprint will enable us to offer best in class operating capabilities to our customers in the growing energy and infrastructure markets.”

Additional Terms of the Transaction

Under the terms of the transaction, Harsco will receive approximately $300 million in cash and an equity stake in the combined company initially valued at $225 million, valuing Harsco’s Infrastructure division at $525 million. The enterprise value of the combined company is estimated to be approximately $2.5 billion, which includes $1.7 billion in debt financing.

Financing and Approvals

The transaction, which was unanimously approved by the Harsco board of directors, is expected to close before the end of this year, subject to customary closing conditions and regulatory approvals, as well as satisfactory conclusion of the relevant works council/trade union consultation procedures.

A commitment for financing the transaction has been provided by Morgan Stanley, Citigroup Global Markets Inc., Goldman Sachs Bank USA and UBS Investment Bank.

Lead advisor Robert W. Baird & Co. and Credit Suisse acted as financial advisors to Harsco, and Weil, Gotshal & Manges LLP acted as legal advisor to Harsco. Morgan Stanley, Citi, Goldman Sachs & Co. and UBS Investment Bank acted as financial advisors to CD&R with respect to the Harsco Infrastructure transaction, and Citi, Goldman Sachs & Co. and UBS Investment Bank acted as financial advisors to CD&R with respect to the Brand Energy & Infrastructure Services transaction. Debevoise & Plimpton LLP acted as legal advisor to CD&R.

Investor Conference Call / Webcast Information

Harsco will hold a conference call today at 10:30 a.m. Eastern Time to discuss the transaction and respond to questions from the investment community. The conference call will be broadcast live through the Harsco Corporation website at www.harsco.com. The Company will refer to a slide presentation that accompanies its formal remarks. The slide presentation will be available on the Company’s website.

The call can also be accessed by telephone by dialing (800) 611-4920, or (973) 200-3957 for international callers. Enter Conference ID number 64612728. Listeners are advised to dial in at least five minutes prior to the call.

Replays will be available after completion of the live call at www.harsco.com. The replay will also be available by telephone from approximately 2:00 p.m. ET today through October 16, 2013. The telephone replay dial-in numbers are (855) 859-2056 or (404) 537-3406. Enter Conference ID number 64612728.

About Harsco Corporation

Harsco Corporation’s diversified businesses serve major industries that are fundamental to worldwide economic development, including steel and metals production, construction, railways and energy. Harsco’s common stock is a component of the S&P MidCap 400 Index and the Russell 1000 Index. Additional information can be found at www.harsco.com.

About Clayton, Dubilier & Rice

Founded in 1978, Clayton, Dubilier & Rice is a private investment firm. Since its inception, CD&R has invested in 56 U.S. and European businesses with an aggregate transaction value of approximately $90 billion. CD&R’s industrial investments in recent years include: Wilsonart, the former Decorative Surfaces division of ITW; Hussmann International, formerly a division of Ingersoll Rand; and Atkore International, formerly Tyco International’s Electrical and Metal Products business. For more information, please visit www.cdr-inc.com.

About Brand Energy & Infrastructure Services

Brand Energy and Infrastructure Services is a leading provider of specialty services to North America’s energy markets. Its extensive portfolio of specialized industrial service offerings include scaffolding, coatings, insulation, refractory, forming & shoring, cathodic protection, mechanical services and other related crafts. The company also serves the infrastructure and commercial markets throughout North America and in strategic international regions. Brand operates in five key market segments: Upstream/ Midstream, Downstream, Power Generation, Industrial and Infrastructure. For additional information, visit www.beis.com.

Forward-Looking Statements

The nature of Harsco Corporation’s (the “Company”) business and the many countries in which it operates subject it to changing economic, competitive, regulatory and technological conditions, risks and uncertainties. In accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, the Company provides the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the results contemplated by forward-looking statements, including the expectations and assumptions expressed or implied herein. Forward-looking statements contained herein could include, among other things, statements about the Company’s outlook for the new company; management’s confidence in and strategies for performance; expectations for new and existing products, technologies and opportunities; and expectations regarding growth, revenues, cash flows, earnings and Economic Value Added (“EVA®”). Forward-looking statements can be identified by the use of such terms as “may,” “could,” “expect,” “anticipate,” “intend,” “believe,” “likely,” “estimate,” “plan” or other comparable terms.

Factors that could cause actual results to differ, perhaps materially, from those implied by forward-looking statements include, but are not limited to: (1) changes in the worldwide business environment in which the Company and the new company operate, including general economic conditions; (2) market and competitive changes, including pricing pressures, market demand and acceptance for new products, services and technologies; (3) the Company’s and the new company’s ability to successfully enter into new contracts and complete new acquisitions or joint ventures in the timeframe contemplated, or at all; (4) the integration of the Company’s strategic acquisitions; (5) the prolonged recovery in global financial and credit markets and economic conditions generally, which could result in the Company’s and the new company’s customers curtailing development projects, construction, production and capital expenditures, which, in turn, could reduce the demand for the Company’s and new company’s products and services and, accordingly, the Company’s revenues, margins and profitability; (6) the Company’s ability to successfully implement and receive the expected benefits of cost-reduction and restructuring initiatives, including the achievement of expected cost savings in the expected time frame; (7) the Company’s ability to successfully implement its strategic initiatives and portfolio optimization and the impact of such initiatives; (8) the timing to consummate the joint venture between the Company and CD&R; (9) the ability and timing to obtain required regulatory approvals and satisfy other closing conditions for the proposed joint venture; (10) the new company’s ability to realize the synergies contemplated by the potential transaction; (11) the new company’s ability to promptly and effectively integrate the Company’s Infrastructure business and the Brand Energy & Infrastructure Services business; (12) the Company’s ability to realize cost savings from the divestiture of its Infrastructure business, as well as the divestiture being accretive to earnings and improving margins and return on capital; (13) the amount ultimately realized from the Company’s exit from the new company and the timing of such exit; and (14) other risk factors listed from time to time in the Company’s SEC reports. A further discussion of these, along with other potential risk factors, can be found in the “Risk Factors” section of the Company’s Form 10-K for the year ended December 31,

2012. The Company cautions that these factors may not be exhaustive and that many of these factors are beyond the Company’s ability to control or predict. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. The Company undertakes no duty to update forward-looking statements except as may be required by law.

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